Exhibit 99.3

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2025 and 2024

(Unaudited)

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$22,587	$429,714
Prepaid expenses	1,689	16,956

Total Current Assets	24,276	446,670

NON-CURRENT ASSETS:
Deferred offering costs	152,500	-
Capitalized internal-use software, net	1,231,626	1,050,000

Total Non-current Assets	1,384,126	1,050,000

Total Assets	$1,408,402	$1,496,670

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Notes payable	$40,000	$-
Accounts payable and accrued expenses	149,622	26,845
Due to related party - parent (See Note A below)	5,224,288	4,990,706

Total Current Liabilities	5,413,910	5,017,551

Total Liabilities	5,413,910	5,017,551

STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding)
Common stock ($0.0001 par value; 180,000,000 shares authorized; 36,747,326 and 40,247,326 shares issued and outstanding on September 30, 2025 and December 31, 2024, respectively)	3,675	4,025
Additional paid-in capital	2,543,023	2,542,673
Accumulated deficit	(6,552,206)	(6,067,579)

Total Stockholders’ Deficit	(4,005,508)	(3,520,881)

Total Liabilities and Stockholders’ Deficit	$1,408,402	$1,496,670

See accompanying notes to unaudited consolidated financial statements

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

NET REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Compensation and related expenses	12,817	75,726	82,508	455,457
Marketing and advertising expenses	3,548	11,912	21,093	37,134
Professional and consulting expenses	465	88,847	262,022	268,996
Research and development expense	-	196,854	11,000	656,781
General and administrative expenses	28,553	58,096	107,912	292,037

Total operating expenses	45,383	431,435	484,535	1,710,405

LOSS FROM OPERATIONS	(45,383)	(431,435)	(484,535)	(1,710,405)

OTHER INCOME (EXPENSES):
Interest income, net	(92)	-	(92)	2
Gain on deconsolidation of variable interest entities	-	-	-	(12,858)
Foreign currency exchange loss	-	-	-	-

Total other income, net	(92)	-	(92)	(12,856)

NET LOSS	$(45,475)	$(431,435)	$(484,627)	$(1,723,261)

COMPREHENSIVE LOSS:
Net loss	$(45,475)	$(431,435)	$(484,627)	$(1,723,261)

Other comprehensive gain:
Unrealized foreign currency translation gain	-	12,965	-	12,965

Comprehensive loss	$(45,475)	$(418,470)	$(484,627)	$(1,710,296)

NET LOSS PER COMMON SHARE:
Basic and diluted	$-	$(0.01)	$(0.01)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	36,747,326	34,409,305	36,926,813	33,779,985

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Gain (Loss)	Deficit	Deficit
Balance, December 31, 2024	-	$-	40,247,326	$4,025	$2,542,673	$-	$(6,067,579)	$(3,520,881)
Cancellation of common shares held by parent	-	-	(3,500,000)	(350)	350	-	-	-
Net loss for the period	-	-	-	-	-	-	(226,486)	(226,486)
Balance, March 31, 2025	-	-	36,747,326	3,675	2,543,023	-	(6,294,065)	(3,747,367)
Net loss for the period	-	-	-	-	-	-	(212,666)	(212,666)
Balance, June 30, 2025	-	-	36,747,326	3,675	2,543,023	-	(6,506,731)	(3,960,033)
Net loss for the period	-	-	-	-	-	-	(45,475)	(45,475)
Balance, September 30, 2025	-	$-	36,747,326	$3,675	$2,543,023	$-	$(6,552,206)	$(4,005,508)

					Additional	Accumulated Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Gain (Loss)	Deficit	Deficit
Balance, December 31, 2023	-	$-	32,000,000	$3,200	$496,800	$(12,965)	$(3,990,987)	$(3,503,952)
Issuance of common shares for services	-	-	1,500,000	150	22,350	-	-	22,500
Unrealized foreign currency translation gain	-	-	-	-	-	12,965	-	12,965
Net loss for the period	-	-	-	-	-	-	(730,909)	(730,909)
Balance, March 31, 2024	-	-	33,500,000	3,350	519,150	-	(4,721,896)	(4,199,396)
Issuance of common shares for cash	-	-	786,660	78	235,919	-	-	235,997
Net loss for the period	-	-	-	-	-	-	(560,917)	(560,917)
Balance, June 30, 2024	-	-	34,286,660	3,428	755,069	-	(5,282,813)	(4,524,316)
Issuance of common shares for cash	-	-	866,666	87	259,914	-	-	260,001
Net loss for the period	-	-	-	-	-	-	(431,435)	(431,435)
Balance, September 30, 2024	-	$-	35,153,326	$3,515	$1,014,983	$-	$(5,714,248)	$(4,695,750)

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(484,627)	$(1,723,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock-based professional fees	-	20,089
Amortization expense	9,212	-
Gain on deconsolidation of variable interest entities	-	(107)
Foreign currency exchange loss	-	12,965
Shared expenses allocated from parent	176,214	487,403
Changes in operating assets and liabilities:
Prepaid expenses	15,267	(26,938)
Accounts payable and accrued expenses	2,777	15,355

NET CASH USED IN OPERATING ACTIVITIES	(281,157)	(1,214,494)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in intangible assets - capitalization of internal-use software	(190,838)	-

NET CASH USED IN INVESTING ACTIVITIES	(190,838)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	495,998
Proceeds from notes payable	40,000	-
Proceeds from related party advances - parent	57,368	859,513
Payment of deferred offering costs	(32,500)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	64,868	1,355,511

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(407,127)	141,017

CASH AND CASH EQUIVALENTS - beginning of period	429,714	6,954

CASH AND CASH EQUIVALENTS - end of period	$22,587	$147,971

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Increase in deferred offering costs in accounts payable	$120,000	$-
Common stock issued for services		$22,500
Cancellation of common shares held by parent	$350	$-

See accompanying notes to unaudited consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

NOTE 1 – ORGANIZATION

Organization

RPM Interactive, Inc. (collectively including the consolidated variable interest entities discussed below) (the “Company”) was incorporated in the State of Nevada on June 16, 2022 under the name of SmarterVerse, Inc. On February 14, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “SmarterVerse, Inc.” to “Dragon Interactive Corporation”. On August 7, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interactive Corporation” to “Dragon Interact, Inc”. On November 21, 2024, the Company filed a Certificate of Amendment with the State of Nevada to change its name from “Dragon Interact, Inc.” to “RPM Interactive, Inc”.

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Interactive, Inc., a Florida corporation incorporated of August 23, 2024 (“RPM Florida”); and (ii) the shareholders of RPM Florida. Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories.

Prior to the acquisition of RPM Florida, the Company was a metaverse platform and privacy-first social network. Following the RPM Florida acquisition, the Company repositioned its business to be an AI generated publishing company of mobile games apps and vodcasts/podcasts.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements of the Company for the years ended December 31, 2024 and 2023.

The Company consolidates entities that are variable interest entities (“VIE”) where the Company is determined to be the primary beneficiary. The Company’s consolidated financial statements include the accounts of the RPM Interactive and VIE entities, Metabizz, LLC and Metabizz SAS through March 31, 2024, at which date the Metabizz VIE entities were deconsolidated. All intercompany accounts and transactions have been eliminated in consolidation.

The Company has historically operated as a subsidiary of Myseum. The consolidated financial statements of the Company are derived from the historical results of operations and historical cost bases of the assets and liabilities associated with Company, plus an allocation of certain expenses incurred by Myseum on its behalf. Certain expenses have been allocated to the Company from Myseum using the specific identification method and corporate overhead expenses were allocated using a proportional allocation method. This proportional allocation was based upon RPM Interactive’s direct specifically identified expenses compared to the total Myseum consolidated expenses. Management believes that such an allocation method is reasonable. Management has determined that it is not practical to estimate what the allocated costs would have been had the Company operated as an unaffiliated entity on a stand-alone basis. Accordingly, the Company’s financial position, results of operations and cash flow may have differed materially if the Company had operated as an unaffiliated standalone entity as of and for the periods presented.

The Company has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from Myseum for the periods presented.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

The Company accounts for its noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations. However, since Metabizz was consolidated as VIE’s through March 31, 2024, any noncontrolling interest eliminated in consolidation. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and pays technology professionals directly.

Variable interest entities

Pursuant to ASC 810-10-25-22, an entity is defined as a VIE if it either lacks sufficient equity to finance its activities without additional subordinated financial support, or it is structured such that the holders of the voting rights do not substantively participate in the gains and losses of the entity. When determining whether an entity that meets the definition of a business qualifies for a scope exception from applying VIE guidance, the Company considers whether: (i) it has participated significantly in the design of the entity, (ii) it has provided more than half of the total financial support to the entity, and (iii) substantially all of the activities of the VIE are conducted on its behalf. A VIE is consolidated by its primary beneficiary, the party that has the power to direct the activities that most significantly impact the VIE’s economic performance and has the right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE. The primary beneficiary assessment must be re-evaluated on an ongoing basis.

Based on the Company’s analysis, on February 14, 2023, Metabizz was determined to be VIE entities in accordance with ASC 810-10-25-22 because the equity owners in Metabizz did not have the characteristics of a controlling financial interest and the initial equity investments in these entities may be or are insufficient to meet or sustain its operations without additional subordinated financial support from the Company. The equity owners of Metabizz had only a nominal equity investment at risk, and the Company absorbed or received a majority of the entity’s expected losses or benefits. The Company participated significantly in the design of Metabizz. The Company provided working capital advances to Metabizz to allow Metabizz to fund its 100% of its daily obligations. All activities of Metabizz were conducted for the Company’s benefit, as evidenced by the fact that the operations of Metabizz solely consisted of development of software and technologies to be used by the Company. The Company historically provided non-contractual support to Metabizz to pay employees and independent contractors who performed development services on behalf of the Company. Such support reduced our working capital and increased our net cash used in operations. Repayment of the working capital advances was not guaranteed by the equity owner of Metabizz and creditors of Metabizz do not have recourse against the Company. Accordingly, the Company was required to consolidate the assets, liabilities, revenues and expenses of Metabizz using the fair value method. Additionally, the managing partner of Metabizz was also the Chief Innovation Officer of the Company. Since Metabizz, LLC and Metabizz SAS were considered consolidated VIE’s, any noncontrolling interest eliminated in consolidation.

In connection with the deconsolidation of Metabizz, on March 31, 2024, the Company recorded a gain on deconsolidation of variable interest entities of $107.

On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz, LLC and Metabizz SAS. During the three months ended March 31, 2024, the Company ceased doing business with Metabizz, LLC and Metabizz SAS and paid technology professionals directly. The Company has no further obligation to support Metabizz and has no exposure to any losses as a result of its involvement with Metabizz.

As of June 30 2025 and December 31, 2024, the Company’s consolidated balance sheets did not include any assets or liabilities from VIEs.

For the nine months ended September 30, 2025 and 2024, a summary of results of operations and cash flows of the Company’s VIEs is as follows:

	For the Nine Months Ended September 30,
Statements of Operations:	2025	2024
Operating expenses	$-	$10,265
Loss from operations	-	(10,265)
Other income (expense):
Gain of deconsolidation from Company (eliminates in consolidation)	-	1,070,885
Other expense	-	(12,964)
Other income, net	-	1,057,921
Net income	$-	$1,047,656

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

	For the Nine Months Ended September 30,
Statements of Cash Flows:	2025	2024
Net cash used in operations	$-	$(10,265)
Cash flows from financing activities - Proceeds from related party advances from RPM Interactive and Myseum	-	4,403
Net decrease in cash	$-	$(5,862)

Going concern

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development activities and meet its obligations on a timely basis. As reflected in the accompanying unaudited consolidated financial statements, the Company had a net loss of $484,627 for the nine months ended September 30, 2025. Net cash used in operations was $290,369 for the nine months ended September 30, 2025. Additionally, as of September 30, 2025, the Company had an accumulated deficit of $6,552,206 and a stockholders’ deficit of 4,005,508 and has generated no revenues since inception. As of September 30, 2025, the Company had a working capital deficit of $5,389,634, including cash of $22,587. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although the Company has historically been funded by Myseum and from the sale of the Company’s common shares, there is no assurance that it will be able to continue to raise its own capital. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These unaudited consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include valuation of the purchase price for the purchase of internal-use software, assumptions used in assessing impairment of long-term assets, the valuation of internal-use software after initial purchase date, the valuation of deferred tax assets, the allocation of expenses, assets and liabilities from Myseum, and the fair value of non-cash equity transactions.

Concentrations

The Company has historically been primarily funded by Myseum.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash and cash equivalent balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company’s account at this institution is insured by the FDIC up to $250,000. On September 30, 2025 and December 31, 2024, the Company had cash of $0 and $150,925 in excess of FDIC limits, respectively.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, prepaid expenses, accounts payable and accrued expenses, and due to related party are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (the “FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Asset acquisitions

The Company evaluates acquisitions pursuant to ASC 805, “Business Combinations,” to determine whether the acquisition should be classified as either an asset acquisition or a business combination. Acquisitions for which substantially all of the fair value of the gross assets acquired are concentrated in a single identifiable asset or a group of similar identifiable assets are accounted for as an asset acquisition. For asset acquisitions, the Company allocates the purchase price of these acquired assets on a relative fair value basis and capitalizes direct acquisition related costs as part of the purchase price. Acquisition costs that do not meet the criteria to be capitalized are expensed as incurred and presented in general and administrative costs in the unaudited consolidated statements of operations, if any.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Capitalized internal-use software costs

The Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred to develop internal-use software are expensed as incurred during the preliminary project stage. Internal-use software development costs are capitalized upon purchase and during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the functions intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of the internal-use software development costs and related upgrades and enhancements. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets, including internal-use software, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Deferred offering costs

The Company has capitalized certain offering costs related to its efforts to raise capital through an anticipated initial public offering of the Company’s shares of $152,500. Deferred offering costs will be deferred until the completion of the initial public offering, at which time they will be reclassified to additional paid-in capital as a reduction of the offering proceeds. As of September 30, 2025 and December 31, 2024, capitalized deferred offering costs amounted to $152,500 and $0, respectively, which is reflected deferred offering costs on the accompanying unaudited consolidated balance sheets.

Revenue recognition

The Company recognizes revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

In accordance with ASU Topic 606 - Revenue from Contracts with Customers, the Company recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company shall generate revenue from the sale of in-game items to its customers. Revenue generated from such sales, primarily through the app stores, such as Google Play Store or Apple App Store, is recognized upon delivery of the in-game items to the customer, which is when the Company completes its sole performance obligation.

Research and Development

Research and development costs incurred in the development of the Company’s products are expensed as incurred and include costs such as outside development costs, salaries and other allocated costs incurred. During the nine months ended September 30, 2025 and 2024, research and development costs incurred in the development of the Company’s software products were $11,000 and $656,781, respectively. Research and development costs are included in research and development expense on the accompanying unaudited consolidated statements of operations and comprehensive loss.

Advertising Costs

The Company applies ASC 720 “Other Expenses” to account for advertising related costs. Pursuant to ASC 720-35-25-1, the Company expenses the advertising costs as they are incurred. Advertising costs were $21,093 and $37,134 for the nine months ended September 30, 2025 and 2024, respectively, and are included in marketing and advertising expenses on the unaudited consolidated statements of operations.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the consolidated financial statements of the cost of employee, non-employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to account for forfeitures as they occur.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. Except for Metabizz SAS, the functional currency of the Company is the U.S. dollar. The functional currency of the Company’s VIE, Metabizz SAS, is the Columbian Peso (“COP”). For Metabizz SAS, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2025 and 2024 was $0. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred. On March 31, 2024, based on the Company’s analysis, the Company deconsolidated Metabizz SAS (See Note 1).

Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. As of September 30, 2025 and December 31, 2024, the Company had no common stock equivalents.

Segment reporting

The Company operates as a single operating segment as a technology-based company that is developing social media applications and technologies. In accordance with ASC 280 – “Segment Reporting”, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similarities in economic characteristics such as nature of services; and procurement processes. All revenues and expenses as reflected in the accompanying consolidated statements of operations and comprehensive loss are allocated to the one segment. The Company’s single operating segment includes all of the Company’s assets and liabilities as reflected in the accompanying unaudited consolidated balance sheets.

Recent accounting pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to provide more detailed disaggregation of expenses in the income statement, focusing on the nature of the expenses rather than their function. The new disclosures will require entities to separately present expenses for significant line items, including but not limited to, depreciation, amortization, and employee compensation. Entities will also be required to provide a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, disclose the total amount of selling expenses and, in annual reporting periods, provide a definition of what constitutes selling expenses. This pronouncement is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect the adoption of this new guidance to have a material impact on the consolidated financial statements.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its consolidated financial statements.

NOTE 3 – INTERNAL-USE SOFTWARE

As of September 30, 2025 and December 31, 2024, internal-use software consists of the following:

	Useful Life (Years)	September 30, 2025	December 31, 2024
Internal-use software	3 Years	$1,240,838	$1,050,000
Less accumulated amortization		(9,212)	-
Internal-use software, net		$1,231,626	$1,050,000

On October 29, 2024 (the “Closing Date” and measurement date), the Company entered into and closed on a Share Exchange Agreement (the “Share Exchange Agreement”) with (i) RPM Florida and (ii) the shareholders of RPM Florida (See Note 1). Pursuant to the Share Exchange Agreement, the Company acquired 100% of the shares of RPM Florida in exchange for 3,500,000 shares of the Company’s common stock. RPM Florida is a web publishing company that leverages generative AI systems to offer consumers entertaining gaming apps and podcasting offerings in the sports, finance, entertainment and politics categories. These shares were valued at $1,050,000, or $0.30 per share, on the measurement date based on recent sales of shares of the Company’s common stock. Pursuant to ASU 2017-01 and ASC 805, the Company analyzed the Exchange Agreement and the business of RPM Florida to determine if the Company acquired a business or acquired assets. Other than owning certain in-development internal-use software, RPM Florida had no operations or employees and was not considered a business. No goodwill was recorded since the Exchange Agreement was accounted for as an asset purchase. In accordance with ASC 805, the fair value of the assets acquired is based on either the fair value of the consideration given or the fair value of the assets acquired, whichever is more clearly evident, and thus, more reliably measurable. The Company used the market price of the 3,500,000 common shares issued of $1,050,000 as the fair value of the assets acquired since this value was more clearly evident, and thus, more reliable measurable than the fair value of the assets. This acquisition was treated as an asset acquisition under ASC 805 “Business Combinations” since RPM Florida did not meet the definition of a business under ASC 805. ASC 805 requires the use of the relative fair value method for asset acquisitions to allocate the purchase price, however, since only a single internal-use software asset was acquired, the entire purchase price shall be allocated to this asset.

During the nine months ending September 30, 2025, the Company capitalized certain software development costs incurred amounting to $190,838 since the Company’s software development projects were in the application development stage.

For the nine months ended September 30, 2025 and 2024, amortization of intangible assets amounted to $9,212. Certain internal-use software was placed in service during August 2025 and such capitalized software development costs are being amortized since then on a straight-line basis over the expected useful life of three years.

NOTE 4 – NOTES PAYABLE

On September 17, 2025, the Company received $40,000 from certain investors in exchange for promissory notes (the “Notes”) dated September 17, 2025 (the “Issuance Date”) and warrants (the “Warrants”). The Notes bear interest at the rate of 7.0% per annum and matures on September 17, 2026 (the “Maturity Date”). Interest on the outstanding principal sum of the Notes commences accruing on the Issuance Date, is computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable on the Maturity Date. The Company may prepay the Notes at any time without penalty. The Warrants are exercisable into an amount of shares of the Company’s common stock at an exercise price that is contingent upon and subject to adjustment based on the per-share price of a future equity financing. The exercise price per share of common stock under the Warrants shall be equal to 50% of the public offing price per share of common stock in the initial public offering (“IPO”) (or if the IPO involves the issuance only of common stock equivalents, then the conversion, exercise or exchange price of such common stock equivalent for one share of common stock), subject to adjustment. The total number of shares of Warrants shall be equal to the quotient of (a) the initial principal amount of the Note purchased by the Holder divided by (ii) the public offing price per share of common stock in the IPO (or if the IPO involves the issuance only of common stock equivalents, then the conversion, exercise or exchange price of such common stock equivalent for one share of common stock

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

As of September 30, 2025, the pricing of the contingent future financing has not occurred, and the fair value of the Warrant component is not reliably determinable due to the uncertainty of the future inputs. Accordingly, the full proceeds of $40,000 from the offering were initially recorded as Notes Payable. Upon the occurrence of the future financing, the Company will be required to evaluate the Warrants and potentially allocate the proceeds between the Notes and the Warrants, which may result in recording a debt discount on the Notes and a corresponding increase to paid-in capital.

During the nine months ended September 30, 2025, the Company recorded $52 in interest expense on the accompanying unaudited consolidated statement of operations and comprehensive loss. As of September 30, 2025, the outstanding principal balance and accrued interest payable of the notes payable is $40,000 and $52, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

Relationship with Myseum, Inc. and Due to Related Party

The Company was formed in June 2022 by Myseum, Inc., a Nevada corporation (“Myseum”) and since then has operated as a consolidated subsidiary of Myseum. Darin Myman, Myseum’s Chief Executive Officer and Chairman also serves as the Company’s President and until January 2025 was its sole director. Since the Company’s formation, Myseum has been the Company’s primary source of financial support. In January 2025, due to changes in Myseum’s business plans, Myseum determined it was in the best interest of both Myseum and the Company to operate separately. In its effort to build a separate management team, Myseum agreed to cancel 3,500,000 shares of the Company that Myseum held as an investment to have Michael Mathews, the prior owner of RPM Florida, join the Company’s board and serve as the Company’s Chief Executive Officer. In January 2025, Myseum cancelled the 3,500,000 and currently owns approximately 34% of the Company’s common stock. Myseum is not currently providing financial support to the Company and there is no agreement for Myseum to provide any operational funding in the future. The Company is currently in discussions with Myseum regarding settlement of the amounts due to Myseum as discussed below.

During the nine months ended September 30, 2025 and 2024, Myseum provided advances to the Company for working capital purposes. During the nine months ended September 30, 2025 and 2024, Myseum advanced the Company $57,368 and $859,513, respectively. Additionally, based on Myseum management’s estimates, during the nine months ended September 30, 2025 and 2024, Myseum allocated shared expenses to the Company in the amounts of $176,214 and $487,403, respectively (See Note 2 – Basis of Presentation). On September 30, 2025 and December 31, 2024, the Company had a payable to Myseum of $5,224,288 and $4,990,706, respectively, which is presented as due to related party on the unaudited consolidated balance sheets. These advances are short-term in nature, non-interest bearing, and due on demand.

Other

On January 10, 2024, VR Interactive LLC (“VR Interactive”), a company 45% owned by Darin Myman, the Company’s president and director, purchased 8,000,000 shares of RPM Interactive from the Metabizz shareholders for cash amounting to $120,000. Mr. Myman is a partner in VR Interactive. Accordingly, as of January 10, 2024, VR Interactive, was considered a related party. In October 2024, VR Interactive distributed all of its RPM Interactive shares to its members and is no longer considered to be a related party.

In November 2024, the Company entered into a consulting agreement with Michael Mathews II, the son of the Company’s current Chairman pursuant to which the Company agreed to pay him $3,000 per month. The agreement ended on April 2025. Mr. Matthews II provided product management services to the Company, interfacing with third-party technical development firms. During the nine months ended September 30, 2025, the Company incurred consulting fees of $12,000 pursuant to this agreement, which is included in professional and consulting expense on the accompanying unaudited consolidated statement of operations and comprehensive loss.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

2024

On January 25, 2024, the Company entered into a 9-month consulting agreement with an individual for business development, financial and market due diligence services to be rendered over the term of the agreement. In connection with this consulting agreement, the Company issued 1,500,000 of its shares for services to be rendered. The shares were valued at $22,500, or $0.015 per shares, based on the sale of the Company’s shares in a private transaction. In connection with the issuance of these shares, during the nine months ended September 30, 2025 and 2024, the Company recorded stock-based compensation of $0 and $20,089, respectively.

RPM INTERACTIVE, INC. AND CONSOLIDATED ENTITIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2025 AND 2024

2025

Cancellation of Common Shares

In January 2025, in connection with the Company’s contemplated initial public offering, Myseum returned 3,500,000 shares of the Company’s common stock to the Company, which were cancelled. There was no accounting effect of this cancellation other than a reduction of the par value of these shares with an offset to additional paid-in capital.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

Chief Executive Officer

On April 8, 2025, the Company entered into an employment agreement (the “Matthews Employment Agreement”) with Michael Mathews to serve as the Chief Executive Officer of the Company, effective upon the closing of the Company’s initial public offering. Pursuant to the Matthews Employment Agreement, Mr. Mathews shall receive an annual base salary of $300,000 and a New York housing allowance of $7,000 per month. Mr. Matthews may be eligible for an annual discretionary bonus in an amount to be determined by the Board of Directors of the Company (the “Board”), based on criteria established from time to time by the Board or the Compensation Committee, including the achievement of financial and operational targets, including EBITDA thresholds and other criteria. The Matthews Employment Agreement provides for a one-year initial term and shall automatically renew for additional one-year periods unless either party provides at least thirty (30) days’ written notice of non-renewal prior to the expiration of the then-current term.

In the event Mr. Mathews’ employment is terminated by the Company without cause (as defined in the Employment Agreement), by Mr. Mathews for good reason (as defined therein), or due to death or total disability, he shall be entitled to receive: (i) any accrued but unpaid compensation and vacation pay; (ii) any unreimbursed business expenses; and (iii) six months of base salary continuation. If Mr. Mathews elects continuation of health coverage under COBRA, the Company will continue to pay its portion of such premiums during the salary continuation period. In addition, any equity awards held by Mr. Mathews shall become fully vested upon a change in control or upon a termination by the Company without cause or by Mr. Mathews for good reason.

Chief Financial Officer

On April 8, 2025, the Company entered into an employment agreement (the “Linsley Employment Agreement”) with W. David Linsley, pursuant to which Mr. Linsley was appointed as Chief Financial Officer of the Company, effective upon the closing of the Company’s initial public offering. Under the Linsley Employment Agreement, Mr. Linsley will receive an annual base salary of $60,000 and may be eligible to receive a discretionary annual bonus, the amount and terms of which shall be determined by the Board in its sole discretion, including financial performance, reporting timeliness, and operational effectiveness. The term of the Lindsley Employment Agreement is for one (1) year from the effective date and shall automatically renew for additional one-year terms unless either party provides at least thirty (30) days’ prior written notice of non-renewal.

In the event of termination by the Company without cause, by Mr. Linsley for good reason, or due to death or total disability (as each term is defined in the employment agreement), Mr. Linsley is entitled to receive: (i) any accrued but unpaid salary and vacation; (ii) any unreimbursed business expenses; (iii) six months of continued base salary; and (iv) if elected, COBRA premium subsidies for the same period. In addition, in the event of a change in control or a qualifying termination, any equity awards previously granted to Mr. Linsley shall become fully vested.

Chief Technology Officer

On April 8, 2025 (the “Effective Date”), the Company entered into an employment agreement (the “Warren Employment Agreement”) with Daniel Warren, pursuant to which Mr. Warren was appointed as Chief Technology Officer of the Company, effective upon the closing of the Company’s initial public offering. Under the Warren Employment Agreement, Mr. Warren will receive an annual base salary of $250,000 and is eligible to receive a discretionary annual bonus based on individual and Company performance as determined by the Board such as development milestones, technology integration, and platform scalability. The Employment Agreement has an initial term of one (1) year and renews automatically for successive one-year periods unless either party provides at least thirty (30) days’ written notice prior to the expiration of the then-current term.

In the event Mr. Warren’s employment is terminated by the Company without Cause, by Mr. Warren for good reason, or as a result of death or Total Disability, he shall be entitled to: (i) accrued compensation and unused vacation; (ii) reimbursement of unreimbursed expenses; (iii) six months of base salary continuation; and (iv) subsidized COBRA coverage for the salary continuation period. In addition, all unvested equity awards shall become fully vested upon a change in control or termination by RPM Interactive without cause or by Mr. Warren for good reason.